Exhibit 99.2

May 16, 2007

FOR IMMEDIATE RELEASE

Pliant Accelerates Growth Capacity and Operational Restructuring Programs

Schaumburg, IL – Pliant Corporation today released its results for the 1st quarter of 2007.

Growth Capacity and Operational Restructuring Program Accelerated

The company significantly accelerated its operational and growth capacity modernization and repositioning program in the first quarter of 2007. The company created the necessary bridge capacity to launch its first large-plant consolidation in five years — the consolidation of its Langley, British Columbia plant. The equipment that is being relocated out of this plant — extrusion lines, printing presses and bag machines – will be modernized and then reinstalled into other Pliant facilities in the second half of 2007 thus permanently reducing Pliant’s operational costs. This equipment will be reloaded with volume gained through the company’s focused growth programs.

This capital intensive program is directly attributable to its new capital structure. The company intends to modernize and consolidate one or two plants per year for the next several years. The timing of these actions is 100% dependent on having the necessary bridge capacity available in the receiving plants as all of its current plants are large operations and operating at high utilization rates.

First quarter 2007 sales volume was about 2% to 2.5% below prior year sales volume, taking into account down-gauging. However, the company’s net delta (net sales minus material and waste costs) improved in excess of 2% per pound in the same period which enabled gross profits to remain essentially flat quarter-to-quarter at $34.4 million. The company continued its successful programs in waste reduction and achieved a 4.1% net waste rate. Additionally, the company continued to reorient its commercial activities towards differentiated packaging solutions, and to align its contracts and pricing actions more closely to resin cost changes. The company had several customer wins and several new product launches in the quarter that will increase run-rates throughout 2007 and continue to diversify the product mix on its newly refurbished and repositioned capacity.

EBITDA(R) for the first quarter of 2007 was $23.7 million, slightly less than last year’s first quarter of $24.1 million as a result of slightly lower volume performance. EBITDA(R) in the fourth quarter will benefit from the $4+ million of annual savings resulting from this modernization and repositioning project and volume growth will increase when this capacity comes back on line in the second half of 2007.

Sales Growth and Innovation Programs

Pliant has leadership positions in each of its core markets and is focusing its efforts more than ever. The company has revamped its marketing programs and has focused its growth activities around 17 major programs. These programs are in various stages but several programs are showing solid success in 2007. These include:

•                  Stratos™ high-yield stretch film

•                  BullsEye™ printed shrink film

•                  Blockade™ patent pending agricultural film

•                  SteamQuick™ patent pending microwave-in-the-bag food packaging

•                  FreshView™ windowed bakery bags

Skilled and Motivated Workforce

The key differentiators for Pliant are our people and our partners. We have over 3,000 employees committed to delivering high-quality, high-value products every day. Led by a team of 10 of the best executives in the industry, we are firmly committed to industry leadership.

Full Year Update

The company is reconfirming its guidance of $110 to $114 million of EBITDA(R) for 2007 and will continue to improve its net liquidity year-over-year. The company will continue to gate its major programs to be in concert with overall cashflow and liquidity improvement objectives. All actions to this end are on or ahead of plan.

Conclusion

Harold Bevis, President and CEO of Pliant Corporation said, “We are excited to be underway with our first big plant consolidation and equipment repositioning program in five years. We have solid momentum on our growth and cost programs. We remain firmly committed to our strategically sound business plan built upon focused sales growth, continuous cost reduction and innovation.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that is based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements are not historical facts but instead represent only expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause actual results to be materially different. These factors include, but are not limited to, the following:

•      general economic and business conditions, particularly an economic downturn;

•      continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

•      industry trends;

•      risks of high leverage and any increases in our leverage;

•      interest rate increases;

•      changes in our ownership structure;

•      changes in the Company’s composition of operating segments;

•      raw material costs and availability, particularly resin;

•      the timing and extent to which we pass through resin cost changes to our customers;

•      the loss of any of our key suppliers;

•      changes in credit terms from our suppliers;

•      competition;

•      the loss of any of our major customers;

•      changes in demand for our products;

•      new technologies;

•      changes in distribution channels or competitive conditions in the markets or countries where we operate;

•      costs of integrating any future acquisitions;

•      loss of our intellectual property rights;

•      foreign currency fluctuations and devaluations and political instability in our foreign markets;

•      changes in our business strategy or development plans;

•      availability, terms and deployment of capital;

•      labor relations and work stoppages;

•      availability of qualified personnel;

•      increases in the cost of compliance with laws and regulations, including environmental laws and regulations; and

•      other risks and uncertainties listed or described from time to time in reports we periodically file with the SEC.

We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Our risks are more specifically described in the “Risk Factors” of Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

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Pliant is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 20 manufacturing and research and development facilities around the world and employs over 3,000 people.

CONTACT:

Steve Auburn

Phone:  847-969-3319

Email:  Steve.Auburn@pliantcorp.com

Company Web Site:  www.pliantcorp.com